UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Technology Center Drive

Suite 300

Stoughton, MA 02072

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	COLL	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain

Officers.

(a)           As disclosed below under Item 5.07 of this Current Report on Form 8-K, at the annual meeting of the shareholders of Collegium Pharmaceutical, Inc. (the “Company”) held on May 20, 2021 (the “Annual Meeting”), Theodore Schroeder received a greater number of votes cast against his re-election as a member of the Company’s Board of Directors (the “Board”) than in favor of his re-election. On May 20, 2021, in accordance with the Company’s Corporate Governance Guidelines, Mr. Schroeder tendered his resignation as a Director of the Company, conditioned on the Board’s acceptance of such offer of resignation and effective as of May 21, 2021. His resignation was the result of the shareholder vote and was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. On May 20, 2021, pursuant to the requirements of the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee of the Board (the “Committee”) considered Mr. Schroeder’s offer of resignation and the circumstances that led to his failure to receive the required vote for re-election and recommended that the Board accept Mr. Schroeder’s resignation. The Board accepted Mr. Schroeder’s resignation effective as of May 21, 2021. Mr. Schroeder did not participate in the discussions or deliberations of the Committee or the Board regarding his resignation from the Board. The Company thanks Mr. Schroeder for his service and contributions to the Company and wishes him well in his future endeavors.

(c)           As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2021, Colleen Tupper succeeded Paul Brannelly as the Company’s Executive Vice President and Chief Financial Officer, effective May 24, 2021. On May 24, 2021, in connection with Ms. Tupper’s appointment to Executive Vice President and Chief Financial Officer, the Company and Ms. Tupper entered into an Employment Agreement, dated May 24, 2021 (the “Employment Agreement”). The Employment Agreement memorializes the terms of the Ms. Tupper’s employment that were disclosed in Item 5.02 of the Company’s Current Report on Form 8-K filed on May 6, 2021, which disclosure is incorporated herein by reference.

The above summary of the terms of Ms. Tupper’s Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021, to be filed under the Securities Exchange Act of 1934, as amended.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 20, 2021. A total of 35,203,824 shares of the Company’s common stock were entitled to vote as of March 31, 2021, the record date for the Annual Meeting, of which 32,368,721 were present in person or by proxy at the Annual Meeting.  The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1:

Election of four Directors to hold office until the 2022 Annual Meeting of Shareholders.

Nominee	For	Against	Abstentions	Broker Non-Votes
Rita Balice-Gordon	29,031,946	1,053,829	3,583	2,279,363
Garen Bohlin	28,550,864	1,534,491	4,003	2,279,363
Gwen Melincoff	28,509,408	1,576,367	3,583	2,279,363
Theodore Schroeder	5,412,461	24,648,871	28,026	2,279,363

Each of Rita Balice-Gordon, Garen Bohlin and Gwen Melincoff was re-elected by the Company’s shareholders as Directors to hold office until the 2022 Annual Meeting of Shareholders. As described above under Item 5.02 of this Current Report on Form 8-K, Mr. Schroeder received a greater number of votes cast against his election than in favor of his election.

PROPOSAL 2:

Approval of, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstentions	Broker Non-Votes
29,689,528	353,660	46,170	2,279,363

On an advisory basis, the Company’s shareholders approved the compensation of the Company’s named executive officers.

PROPOSAL 3:

Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

For	Against	Abstentions	Broker Non-Votes
32,359,485	6,426	2,810	0

Proposal 3 was approved by the Company’s shareholders.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2021	Collegium Pharmaceutical, Inc.

	By:	/s/ Colleen Tupper
Name: Colleen Tupper
Title: Executive Vice President and Chief Financial Officer